UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 28, 2009

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

U.S. Treasury 363 Sale Proposal

As previously announced, GM’s exchange offers for $27.2 billion of its unsecured public notes (the Notes) and the related consent solicitations expired on May 26, 2009 and the exchange offers will not be consummated. GM’s Board of Directors will be meeting to discuss GM’s next steps.

The U.S. Department of the Treasury (U.S. Treasury), GM’s largest lender, has indicated to GM that if GM decides to seek relief under the U.S. Bankruptcy Code and seek bankruptcy court approval for the sale of substantially all of its assets pursuant to section 363(b) of the U.S. Bankruptcy Code, the U.S. Treasury currently anticipates that a new company sponsored by the U.S. Treasury (New GM) would agree to acquire such assets (the 363 Sale) from GM (following the 363 Sale, GM is referred to as Old GM) substantially on the indicative terms set forth below under the heading U.S. Treasury 363 Sale Proposal (the Proposal).

As provided in the Proposal, the U.S. Treasury has indicated that if holders of Notes of an amount satisfactory to the U.S. Treasury have provided (prior to 5:00 pm EDT on Saturday, May 30, 2009) statements of support satisfactory to the U.S. Treasury indicating that they will not oppose the 363 Sale (if conducted on terms substantially consistent with the Proposal), the U.S. Treasury currently would propose that New GM issue to Old GM as a portion of the consideration offered in connection with the 363 Sale 10% of the common equity of New GM and warrants to purchase an aggregate of 15% of the equity of New GM. The U.S. Treasury has indicated that if these statements of support are not received, the amount of common equity and warrants that it would propose be issued by New GM to Old GM would be substantially reduced or eliminated.

We have been informed by the advisors to the unofficial committee of unsecured GM Noteholders, Houlihan Lokey Howard & Zukin Capital, Inc. (financial advisors) and Paul, Weiss, Rifkind, Wharton & Garrison LLP (legal counsel), that the unofficial committee and other large Noteholders (who collectively hold approximately 20% in aggregate principal amount of the Notes) support the economic terms of the Proposal.

U.S. Treasury 363 Sale Proposal

363 Sale

Pursuant to Section 363(b) of the U.S. Bankruptcy Code, (a) GM and its debtor subsidiaries (collectively, the “Sellers”) would sell to New GM substantially all of the assets of Sellers (other than certain specified assets) and (b) New GM would assume certain specified liabilities of the Sellers.

Following the 363 Sale, the U.S. Treasury contemplates that:

•     the approximately $27.2 billion principal amount of Notes would ultimately comprise substantially all of Old GM’s debt and a significant majority of the total unsecured claims against Old GM, although there can be no assurance as to the ultimate amount of unsecured claims against Old GM that might arise in the context of a Chapter 11 case,[1] and

•     if issued, the New GM common equity and warrants described below would comprise a substantial portion of Old GM’s assets

Capitalization of New GM:	New GM would be expected to have the following capitalization:

Debt

•     Approximately $17 billion estimated total consolidated debt (excluding debt related to GM’s automotive supplier financing program and warranty program), including approximately:

•     $8.0 billion of debt owed to U.S. Treasury[2]

•     $2.5 billion of debt owed to new Voluntary Employee Beneficiary Association (“New VEBA”)

•     $6.5 billion of other debt

Perpetual preferred stock	• $9.0 billion cumulative perpetual preferred stock with a 9% dividend per annum • $2.5 billion issued to the U.S. Treasury[2] • $6.5 billion issued to New VEBA

[1]	In the event the total allowed unsecured claims against Old GM exceed $35.0 billion the U.S. Treasury has agreed that New GM would issue up to an additional 2% of New GM common equity to Old GM.
[2]	A portion of the debt financing for New GM may be provided by the governments of Canada and Ontario in which case a portion of the perpetual preferred stock and common equity of New GM to be provided to the U.S. Treasury will be allocated to the governments of Canada and Ontario.

Common equity

The outstanding common equity of New GM would be allocated as follows after consummation of the 363 Sale (without giving effect to the warrants described below):

•     72.5% to the U.S. Treasury [2]

•     17.5% to New VEBA

•     10% to Old GM

Warrants

Old GM Warrant 1

•   Old GM to receive warrants to acquire newly issued shares of New GM equal to 7.5% of New GM common equity outstanding at closing, exercisable at any time prior to the seventh anniversary of issuance, with an exercise price set at the share price that would equate to an aggregate equity value of $15 billion based on the shares outstanding at closing, fully diluted for the issuance of such warrants

Old GM Warrant 2

•   Old GM to receive warrants to acquire newly issued shares of New GM equal to 7.5% of New GM common equity outstanding at closing, exercisable at any time prior to the tenth anniversary of issuance, with an exercise price set at the share price that would equate to an aggregate equity value of $30 billion based on the shares outstanding at closing, fully diluted for the issuance of such warrants

New VEBA Warrant

•   New VEBA to receive warrants to acquire newly issued shares of New GM equal to 2.5% of New GM common equity outstanding at December 31, 2009, exercisable at any time prior to December 31, 2015, with an exercise price set at the share price that would equate to an aggregate equity value of $75 billion based on the shares outstanding at issuance of the warrants, fully diluted for the issuance of such warrants

Debtor-in-Possession Financing and U.S. Treasury Debt Reduction

The U.S. Treasury, by or through itself or New GM, together with one or more non-U.S. governmental entities, will offer debtor-in-possession financing to Sellers to provide funds for the wind down and liquidation of Sellers’ remaining assets.

Other than the $8.0 billion of debt owed to the U.S. Treasury by New GM described above, all amounts owed by Old GM, other Sellers or New GM to the U.S. Treasury under existing debt (excluding debt related to GM’s automotive supplier financing program and warranty program), debtor-in-possession financing or other financing to New GM in connection with the 363 Sale would be equitized (such equitized amount estimated to be in excess of $50 billion, as compared to an equitization of at least $10.7 billion contemplated by the U.S. Treasury Debt Conversion condition of the expired exchange offers) in exchange for the New GM preferred stock, common equity and warrants described above. No other debt will be owed by Old GM or other Sellers to the U.S. Treasury.

Noteholder Support	The U.S. Treasury’s proposal above with respect to the amount of New GM common equity and warrants currently proposed to be issued to Old GM is subject to holders of an amount of Notes satisfactory to the U.S. Treasury having provided (prior to 5:00 pm EDT, Saturday, May 30, 2009) statements of support satisfactory to the U.S. Treasury indicating that they will not oppose the 363 Sale (if conducted on terms substantially consistent with the terms described above). The U.S. Treasury has indicated that if these statements of support are not received, the amount of common equity and warrants that it would propose be issued by New GM to Old GM would be substantially reduced or eliminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

May 28, 2009	By:	/s/ Nick S. Cyprus
(Date)		Nick S. Cyprus
Controller and Chief Accounting Officer